UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):                 AUGUST 8, 2003


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


         MINNESOTA                       0-25121                    41-1597886
(State of Incorporation)            (Commission File             (IRS Employer
                                             Number)       Identification No.)


         6105 TRENTON LANE NORTH
         MINNEAPOLIS, MINNESOTA                                        55442
         (Address of principal                                        (Zip Code)
                  executive offices)


Registrant's telephone number, including area code: (763) 551-7000

ITEM 9.  REGULATION FD DISCLOSURE.  The information contained in this report is
         ------------------------
being provided under Item 9 of Form 8-K.



FOR IMMEDIATE RELEASE                   CONTACT:  Mark Kimball (763) 551-7070
August 8, 2003                                    Select Comfort Corporation
                                                  Mark.Kimball@selectcomfort.com

              SELECT COMFORT ANNOUNCES SALE OF 2.46 MILLION SHARES
                           BY ST. PAUL VENTURE CAPITAL

MINNEAPOLIS, MINN. (August 8, 2003) - Select Comfort Corporation (NASDAQ: SCSS), the nation's leading bed retailer and creator of the SLEEP NUMBER(R) bed, announced today that it has been informed that St. Paul Venture Capital has completed the sale of approximately 2.46 million shares of Select Comfort common stock pursuant to Rule 144 under the Securities Act of 1933. St. Paul Venture Capital and its affiliates continue to own approximately 3.96 million shares of Select Comfort common stock.

     The lock-up provisions applicable to the St. Paul entities and the other selling shareholders in the secondary offering of the company's shares completed in May 2003 have expired, enabling the St. Paul entities to sell these shares under Rule 144. The shares sold equal the maximum number of shares currently eligible for resale by the St. Paul entities under Rule 144 within a three-month period based on current average trading volumes.

     Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer (1), holding 26 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 338 retail stores located nationwide, including 13 leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.
                                       ###

(1)      Top 25 Bedding Retailers, Furniture Today, May 26, 2003




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

                                   SIGNATURES
                              --------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SELECT COMFORT CORPORATION
                                                (Registrant)


Dated:  August 8, 2003                          By:      /s/ Mark A. Kimball
                                                   ----------------------------

                                                Title:   Senior Vice President
                                                      -------------------------


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